SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2005

AMICI VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York (State of Incorporation)	333-60958 (Commission File Number)	13-3963541 (IRS Employer Identification No.)

511 W. 25th Street, Suite 503, New York, New York 10001
(Address of principal executive offices)(Zip Code)

212-414-9600
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

|_|	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01. Changes in Registrant’s Certifying Accountant.

         Effective May 12, 2005, Livingston Wachtell & Co., LLP (“LW&Co”), the principal independent accountant of the Company, completed their duties and responsibilities with respect to the Company and performed no further work for the Company. Due to the changing regulatory climate regarding public companies, LW&Co gave notice of a significant increase in fees, above what the Company felt was reasonable. The report of LW&Co on the Company’s financial statements for the quarter ended December 31, 2004 and the prior two years did not contain any adverse opinions or disclaimers of opinion. Nor were any reports modified as to uncertainty, audit scope, or accounting principles.

         The decision to change accountants was approved by the Company’s Board of Directors.

         The Company did not have any disagreements with LW&Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, procedures or reportable events.

         The Company has provided LW&Co with a copy of this Form 8K. A letter from LW&Co to the Securities and Exchange Commission has been included as an Exhibit A hereto.

         On May 12, 2005, the Company engaged Rosenberg Rich Baker Berman & Company, P.A. (“RRBB”) as the principal accountant to review the Company’s financial statements for the quarter ended March 31, 2005 and audit the year ending June 30, 2005. During the two previous years and any subsequent period the Company did not consult RRBB regarding any of the items detailed in Regulation S-B 304(a)(2).

By:     /s/ James S. Cardwell
           James S. Cardwell, CFO

Item 9.01. Financial Statements and Exhibits.

Exhibit 16.1 Supplemental letter to SEC from our former auditor.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Amici Ventures, Inc.
(Registrant)

Dated: May 23, 2005

/s/ Victoria Maxwell
Victoria Maxwell, Secretary